UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2015

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On November 3, 2015, Francis Lobo, the President and Chief Executive Officer of United Online, Inc. (the “Company”), provided the Company’s Board of Directors (the “Board”) with a resignation letter, whereby Mr. Lobo will resign as Chief Executive Officer, President and as a director of the Company and its subsidiaries affiliates, effective November 18, 2015.  Mr. Lobo has notified the Board that he will be accepting a leadership position at WeWork, Inc.  Mr. Lobo’s resignation letter confirms that he is subject to certain post-departure covenants under his executive employment agreement with the Company.

Appointment of new Principal Executive Officer

In connection with Mr. Lobo’s departure, the Board unanimously appointed Howard Phanstiel, the current Chairman of the Board, as the Company’s new Principal Executive Officer, effective November 18, 2015.  Mr. Phanstiel, age 66, has served as Chairman since November 2013 and as a Company director since October 2008. He also served as a member of the board of directors of Classmates Media Corporation, a wholly-owned subsidiary of the Company, from September 2007 to January 2010. He has been a managing member of Phanstiel Enterprises LLC, a private consulting firm, since April 2007, and a partner of HG Phanstiel LP, a private consulting firm, since April 2009. From January 2006 to April 2007, Mr. Phanstiel was an Executive Vice President of UnitedHealth Group Incorporated. From October 2000 to December 2005, Mr. Phanstiel was the Chief Executive Officer of PacifiCare Health Systems, Inc. and from 2002 to 2004 he was also its Chairman. He serves as Vice Chairman of the Syracuse University Board of Trustees. Mr. Phanstiel earned a B.A. in Political Science from Syracuse University and a Masters in Public Administration from the Maxwell School of Citizenship and Public Affairs of Syracuse University.

Mr. Phanstiel will not be provided any additional compensation for his service as Principal Executive Officer.  There are no other arrangements or understandings between Mr. Phanstiel and any other person pursuant to which Mr. Phanstiel was appointed as Principal Executive Officer. Mr. Phanstiel is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.  The Company anticipates that Mr. Phanstiel will continue in his role as Chairman of the Board during the period of time that he serves as the Company’s Principal Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	UNITED ONLINE, INC.

	By:	/s/ Mark Harrington
Mark Harrington
Executive Vice President, General Counsel and Secretary